Exhibit 4.6

FIRST WAIVER AND AMENDMENT TO THE CREDIT AGREEMENT

     FIRST WAIVER, dated as of April 18, 2005 (the “Waiver and Amendment”), under the Amended and Restated Credit Agreement, dated as of June 24, 2004, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TFM, S.A. DE C.V., a corporation with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States, (the “Borrower”), the several Banks parties thereto, and JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent.

W I T N E S S E T H:

     WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to the Credit Agreement; and

     WHEREAS, the Borrower has advised the Banks that it intends to issue a minimum of $460,000,000 of senior notes (the “New Notes”), the proceeds of which will be used (i) to acquire the Borrower’s outstanding Senior Discount Debentures pursuant to a tender offer commenced on April 1, 2005, (ii) to pay accrued and unpaid interest thereon, (iii) to pay the fees of the underwriter associated with the issuance of the New Notes and the tender offer, (iv) to pay the premium related to the tender offer and (v) to pay other expenses, including legal fees, not to exceed $2,000,000 relating to the tender offer and the issuance of the New Notes (collectively, the “Permitted Purposes”); and

     WHEREAS, the Borrower has further requested that the Credit Agreement be amended to allow it to borrow up to $25,000,000 from Kansas City Southern (as successor in interest by merger to Kansas City Southern Industries, Inc., “KCSI”) on a fully subordinated basis (the “Subordinated Intercompany Debt”); and

     WHEREAS, the Borrower has requested the Banks (i) permit the issuance of the New Notes notwithstanding the provisions of Section 6.9(b)(i) of the Credit Agreement which limit the amount of New Notes to an amount equal to or less than the principal amount of the Senior Discount Debentures being refinanced and (ii) amend the Credit Agreement to permit the Borrower to issue the Subordinated Intercompany Debt; and

     WHEREAS, the Banks are willing to agree to such waiver and amendment, but only upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

     SECTION 2. Waiver to Credit Agreement. The Lenders hereby agree to waive, effective as of the Effective Date, any Default or Event of Default under Section 7.1(c) of the Credit Agreement that would otherwise result from the issuance of New Notes having a principal

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amount in excess of the principal amount of the Senior Discount -Debentures being refinanced, provided that any proceeds of the New Notes not used for the Permitted Purposes shall be promptly used to prepay the Term Loans, with any such prepayment being applied pro rata to the Tranches of the Term Loans and to installments of principal due in each Tranche in the inverse order of their maturity.

     SECTION 3. Amendment to Credit Agreement. Section 6.9 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of the clause (g) thereof, (b) re-lettering clause (h) as clause (i); and (c) adding the following new clause (h) thereto:

                     “(h) up to $25,000,000 of Indebtedness to KCSI which (i) provides for no amortization prior to to September 17, 2007, (ii) provides for no cash payments of interest while the Loans are outstanding and (iii) is otherwise subordinated to the Loans on terms and conditions reasonably acceptable to the Administrative Agent; and”.

     SECTION 4. Conditions to Effectiveness. This Waiver and Amendment shall become effective upon the date (the “Effective Date”) when the following conditions are satisfied:

     (a) Waiver and Amendment. The Administrative Agent shall have received counterparts of this Waiver and Amendment, duly executed and delivered by the Borrower and the Majority Banks;

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date after giving effect to the waiver and amendments contained herein; and

     (c) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Agreement shall be true and correct in all material respects on and as of the date hereof after giving effect to this Waiver and Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

     SECTION 5. Continuing Effect of the Credit Agreement. This Waiver and Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Borrower that would require an amendment, waiver or consent of the Banks or Administrative Agent. Except as expressly amended or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     SECTION 6. Counterparts. This Waiver and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 7. Severability. Any provision of this Waiver and Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8. Integration. This Waiver and Amendment and the Credit Agreement represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement.

     SECTION 9. GOVERNING LAW. THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 9.13, 9.14 AND 9.16 OF THE CREDIT AGREEMENT SHALL APPLY MUTATIS MUTANDIS TO THIS WAIVER AND AMENDMENT AS IF SET FORTH IN FULL HEREIN.

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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TFM, S.A. DE C.V.
By:	/s/ Leon Ortiz
	Name:	Leon Ortiz
	Title:	Treasurer

JPMORGAN CHASE BANK, as Administrative Agent
By:	/s/ Leah E. Hughes
	Name:	Leah E. Hughes
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, as a Bank
By:	/s/ Linda M. Meyer
	Name:	Linda M. Meyer
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Javier Orozco
	Name:	Javier Orozco
	Title:	Vice President

COMERICA BANK
By:	/s/ Robert J. Hurley
	Name:	Robert J. Hurley
	Title:	Vice President

HSH NORDBANK AG
By:	/s/ Dolli
	Name:	Dolli
	Title:	Vice President

STANDARD CHARTERED BANK
By:	/s/ Fernando Iglesia
	Name:	Fernando Iglesia
	Title:	Senior Vice President

BBVA BANCOMER S.A.
By:	/s/ Leonardo F. Sanchez Espejel
	Name:	Leonardo F. Sanchez Espejel
	Title:	Director Divisional II Banca Corporativa

By:	/s/ Jvan A. Vazquez Chabolla
	Name:	Jvan A. Vazquez Chabolla
	Title:	Director Divisional II Banca Corporativa

BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX
By:	/s/ Antonio Muñoz Gómez
	Name:	Antonio Muñoz Gómez
	Title:	Director

By:	/s/ Federico Delgada Pastor
	Name:	Federico Delgada Pastor
	Title:	Director

EXPORT DEVELOPMENT CANADA
By:	/s/ Illegible
Name:
Title:

By:	/s/ Illegible
Name:
Title:

WESTLB AG, NEW YORK BRANCH
By:	/s/ Stephan Kloock
	Name:	Stephan Kloock
	Title:	Regional Head

By:	/s/ Daniel Hitchcock
	Name:	Daniel Hitchcock
	Title:	Executive Director